                                                                    Exhibit 21.1
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SUBSIDIARIES OF THE COMPANY
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1.   NewsEdge Canada Corporation, Toronto, Ontario, Canada

2.   NewsEdge Securities Corporation, Massachusetts, United States of America

3.   NewsEdge, K.K., Tokyo, Japan